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                                                                  Exhibit 99(a)

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                               ENVIROTEST SYSTEMS CORP.

                                 AMENDED AND RESTATED
                               STOCKHOLDERS' AGREEMENT

                              Dated as of April 10, 1992

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                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Section 1.     Transfers of Shares, Options or Warrants. . . . . . . . . . .  3

Section 2.     Rights of First Offer . . . . . . . . . . . . . . . . . . . .  7

Section 3.     Rights of Inclusion . . . . . . . . . . . . . . . . . . . . . 10

Section 4.     Rights to Compel Sale . . . . . . . . . . . . . . . . . . . . 13

Section 5.     Corporate Governance. . . . . . . . . . . . . . . . . . . . . 17

Section 6.     Registration Rights . . . . . . . . . . . . . . . . . . . . . 25

Section 7.     Transfers of Management shares. . . . . . . . . . . . . . . . 48

Section 8.     Purchase Rights . . . . . . . . . . . . . . . . . . . . . . . 60

Section 9.     Put Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 61

Section 10.    Financial Information . . . . . . . . . . . . . . . . . . . . 61

Section 11.    Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . 62

Section 12.    Voting Shares . . . . . . . . . . . . . . . . . . . . . . . . 65

Section 13.    Share and Warrant Certificates. . . . . . . . . . . . . . . . 66

Section 14.    Equitable Relief. . . . . . . . . . . . . . . . . . . . . . . 67

Section 15.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . 67

Section 16.    Compliance with Securities Laws . . . . . . . . . . . . . . . 67

Section 17.    Irrevocable Proxy . . . . . . . . . . . . . . . . . . . . . . 68

Section 18.    Call of Senior Subordinated Notes . . . . . . . . . . . . . . 68

Section 19.    Additional Share Issuance of New Investors. . . . . . . . . . 68

Section 20.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 69

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

Schedule I - SCHEDULE OF STOCKHOLDERS


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                                 AMENDED AND RESTATED
                               STOCKHOLDERS' AGREEMENT

                    AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of April 10, 1992 (the "Agreement"), by and among ENVIROTEST SYSTEMS CORP., a Delaware corporation (the "Company"), Georgetown Partners Limited Partnership, a Maryland limited partnership ("Georgetown"), Gnitrow Ltd., a company organized under the laws of the United Kingdom ("PITA"), Equico Capital Corporation, a Delaware corporation ("ECC"), Amoco Venture Capital Company, a Delaware corporation ("Amoco"), UNC Ventures II, L.P., a Delaware limited partnership ("UNC II"), UNC Ventures, Inc., a Delaware corporation ("UNC Ventures" and, collectively with UNC II, "UNC"), MESBIC Ventures, Inc., a Texas corporation ("MESBIC"), Internationale Nederlanden (U.S.) Finance Corporation ("NMB"), Skopbank, a Finnish banking corporation ("Skopbank"), Apollo Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Chemical Equity Associates, a California limited partnership ("CVP"), and each of the individuals listed on the Schedule of Securityholders attached hereto as Schedule I (the "Management Stockholders"), Georgetown, PITA, ECC, Amoco, UNC, MESBIC, NMB, Skopbank, Apollo, CVP, the New Investors and the Management Stockholders are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Amoco, UNC and MESBIC are collectively referred to herein as the "Investor Group." Apollo and CVP are collectively referred to herein as the "New Investors." Except as otherwise provided herein, references to Georgetown, PITA, ECC, Amoco, UNC, MESBIC, NMB, Skopbank, Apollo, CVP, the New Investors and the Management Stockholders shall include any and all Permitted Transferees (as defined in Section l(h) hereof) of such parties. References to the Stockholders shall include any Permitted Transferees of the Stockholders.

WHEREAS, the Company is authorized to issue 30,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of which an aggregate of 1,581.34 shares are currently issued and outstanding, and 30,000 shares of Class B Common Stock, par value $.01 per share, of which an aggregate of 7,818.02 shares are currently issued and outstanding (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"). (As used herein, the term "Shares" means (i) currently issued and outstanding shares of Class A Common

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Stock and Class B Common Stock, (ii) shares of Common Stock issued after the date hereof upon conversion of currently outstanding shares of Common Stock or upon the exercise of currently outstanding Options (as defined below) or Warrants (as defined below), (iii) Additional Shares (as defined below) and shares of Common Stock issued upon the exercise of Additional Warrants (as defined below), and (iv) securities issued with respect to any additional issuance upon, or exchange or reclassification of, Shares, or any other form of recapitalization, consolidation, merger, share split, or share dividend with respect to Shares);

                    WHEREAS, the Company has issued to NMB and Skopbank warrants (the "Warrants") to purchase up to 1,720.32 shares of Class B Common Stock, pursuant to the Warrant Agreement, dated as of April 10, 1992 (the "Warrant Agreement"), among NMB, Skopbank and the Company;

                    WHEREAS, included among the Shares are the 2,599.14 shares of Class B Common Stock issued to the New Investors (all Shares held by a New Investor, including any Shares that may hereafter be acquired are referred to herein as its "New Investor Shares");

                    WHEREAS, the Company has issued to Georgetown and the Management Stockholders options to purchase up to 1,286.75 shares of Common Stock (the "Options");

                    WHEREAS, each Stockholder is the record and beneficial owner of the number of Shares, Options or Warrants, appearing opposite his or its name on Schedule I, free and clear of all options, liens, encumbrances or charges of any kind (collectively, "Liens"), except as provided herein and in the Warrant Agreement;

                    WHEREAS, certain of the parties hereto have entered into that certain Stockholders' Agreement, dated as of December 21, 1990 (the "Prior Stockholders' Agreement"), which they desire to amend and restate in its entirety by this Agreement;

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                    NOW, THEREFORE, the parties hereto agree as follows:

                    1. Transfers of Shares, Options or Warrants.

(a) Each Stockholder agrees that, except in a transaction or transactions specifically permitted or required by this Section 1 or Sections 4 or 7 of this Agreement, he or it shall not, either directly or indirectly, transfer, sell, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of (collectively, "transfers) any of the Shares, Options or Warrants held by such Stockholder, including Shares, Options or Warrants that may hereafter be acquired by such Stockholder, unless such Stockholder complies with the provisions of Sections 2, 3 and 16 and, in the case of Management Stockholders, Section 7 hereof.

                         (b) Transfer of Shares, Options or Warrants to
Affiliates. Subject to Sections l(c), l(h) and 16, and, with respect to Management Stockholders, Section 7, each Stockholder may, without the consent of any of the other parties hereto and without complying with the provisions of Sections 2 and 3 hereof, directly or indirectly, transfer Shares, Options or Warrants to any Affiliate of such Stockholder, or, if such Stockholder is an individual, pursuant to the laws of descent and distribution. In the event of any such transfer, except as otherwise provided herein, a transferee or subsequent transferee of a Stockholder shall be entitled to the rights and privileges provided to such Stockholder herein and shall be bound and obligated to the extent of such Stockholder by the provisions hereof.

                         As used herein, "Affiliate" shall mean (i) any
person directly or indirectly controlling, controlled by, or under common control with, another person, (ii) a person owning or controlling 51% or more of the outstanding voting securities of such other person, (iii) any officer, director, partner or employee of such other person, (iv) with respect to each of Georgetown, Apollo and CVP, any employee thereof, any partner thereof, any partner of any partner thereof, or any person directly or indirectly controlled by, or under common control with, any general partner thereof, and
(v) any parent, spouse or

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child (or any trust for the benefit of any parent, spouse or child) of any of the foregoing.

                         (c) Restrictions on Georgetown Shares or Options.
Notwithstanding anything to the contrary contained in this Agreement, Georgetown agrees that it shall not (i) directly or indirectly, transfer any of the Shares or Options held by Georgetown if such disposition would constitute a default or Event of Default under the Credit Agreement (as defined therein) or constitute a Change of Control under the Indenture (as defined therein) or (ii) transfer in any respect its Director Rights (as hereinafter defined). Georgetown hereby agrees that Chester C. Davenport is and will remain in control of Georgetown.

                         (d) Certain Definitions. As used herein,

                              (i)  "Credit Agreement" shall mean that certain
Credit Agreement, dated as of March 30, 1992, by and among Hamilton Test Systems, Inc. ("HTS"), the guarantors named therein, the banks party thereto, and NMB, as Agent, or any refinancing or restatement thereof,

                              (ii) "Indenture" shall mean that certain
Indenture, dated as of April 10, 1992, by and among HTS, the guarantors named therein and the trustee named therein,

                              (iii) "Senior Subordinated Notes shall mean the
131/2% Senior Subordinated Notes due 2000 issued under the Indenture,

                              (iv) a Stockholder's "Director Rights" shall
mean the specific rights, if any, of such Stockholder to designate, nominate or remove directors in accordance with Section 5 hereof,

                              (v) a Stockholder's "Representative Rights"
shall mean the specific rights, if any, of a Stockholder to appoint a representative to attend meetings of the Company's Board of Directors in accordance with Section 5 hereof, and

                              (vi) "person" shall mean any individual,
partnership, corporation, joint venture, association, jointstock company, trust, unincorporated

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organization, union, business association, firm, government or agency or political subdivision thereof, or other entity,

                              (vii) "control" with respect to any person,
shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                         (e) Transfers by PITA. Subject to Sections l(h) and
16 and without complying with the provisions of Section 2 or 3 hereof, PITA may at any time and from time to time transfer any or all of its Shares and, at its option, in connection therewith, its Director Rights, to any person (other than any person that directly competes with HTS). For the purposes hereof, PITA or any transferee of PITA to whom PITA's Director Rights shall have been assigned being herein referred to as the "PITA Investor. n

                         (f) Transfers by NMB, Skopbank, the Apollo Investor
and the CVP Investor. Subject to Sections l(h) and 16, and without complying with the provisions of Section 2 or 3 hereof, (i) NMB and Skopbank may, at any time and from time to time, transfer any or all of the Warrants, shares of Class B Common Stock issuable upon the exercise of the Warrants, shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock or shares of Class B Common Stock issuable upon conversion of such Class A Common Stock (all such shares being referred to herein as "Warrant Shares") to any person, (ii) each of the New Investors may at any time and from time to time, transfer any or all of its New Investor Shares and, at its option, in connection therewith, its Director Rights or Representative Rights, as the case may be, to any person, provided that such New Investor also transfers in connection therewith not less than 25% of the aggregate principal amount of Senior Subordinated Notes then outstanding,
(iii) each of the New Investors may, at any time and from time to time, transfer any or all of its New Investor Shares in one transaction or in series of related transactions, provided that such New Investor also transfers in connection therewith not less than $2,500,000 aggregate principal amount of Senior Subordinated Notes; and (iv) if required by applicable law or regulation, either of the New Investors may transfer any or all of its New Investor Shares to any person or persons (with or

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without its Representative Rights but without its Director Rights), provided that such New Investor shall have provided prior written notice of such requirement to the Company. Apollo or any transferee of Apollo to whom Apollo's Director Rights shall have been assigned being herein referred to as the "Apollo Investor," and CVP or any transferee of CVP to whom CVP's Representative Rights shall have been assigned being herein referred to as the "CVP Investor."

                         (g) Other Transfers. Without limiting the provisions
of Sections l(c) and l(f) hereof, each of ECC, the Investor Group, the Apollo Investor, and the CVP Investor may, subject to Sections l(h), 3 and 16, transfer Shares or Options owned by it without complying with the rights of first offer set forth in Section 2 hereof; provided, however, that in the event that the ECC, the Investor Group, the Apollo Investor, or the CVP Investor shall so transfer any Shares or Options pursuant to this Section l(g), any Director Rights that it may have shall terminate and be of no further force or effect and, thereafter, the holders (the "Majority Independent Stockholders") of a majority of the Shares then held by Stockholders other than Stockholders who continue to have Director Rights (the "Independent Shares") shall have the Director Rights that formerly belonged to the Stockholder or Stockholders whose Director Rights were terminated by operation of this Section l(g).

                         (h) Condition to Permitted Transfers. As a condition
to any transfer permitted pursuant to this Section 1 (other than Section l(i)), each transferee that is not a party hereto shall, prior to such transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the transferor and no such transferee shall be permitted to make any transfer other than in accordance with the terms of this Agreement. Any transferee of Shares, Options or Warrants pursuant to a transaction permitted by this Section 1 shall be referred to as a "Permitted Transferee." Except as otherwise provided herein, each Permitted Transferee shall be entitled to the rights and privileges, including the right to transfer Shares, Options or Warrants, and shall be bound and obligated to the extent of the original transferor Stockholder under this Agreement.

                              (i) Transfer Restrictions. The provisions of
Sections 1, 2, 3 and 7 of this Agreement

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shall not apply to any transfer pursuant to a Public Offering of Registrable
Securities (as such terms are hereinafter defined) made pursuant to Section 6(b) or 6(c) hereof.

                    2. Rights of First Offer.

                              (a) Except as provided in Section 1 and, with
respect to Management Stockholders, Section 7 hereof, any Stockholder (a "Selling Stockholder") who desires to transfer (x) any or all of its or his Shares or Options or (y) any or all of its or his Shares or Options together with any of the Company's 131/2% Subordinated Notes due 2000 (the "Junior Subordinated Notes") (the securities to be transferred being referred to herein as the "Sale Securities") to a third party purchaser or purchasers shall first offer to sell such Sale Securities to the other Stockholders (the "Offeree Stockholders") in their Proportionate Percentage (as defined in
Section 2(d) hereof), at a price determined in the sole discretion of such Selling Stockholder (an "Offer"). Each such Offer shall be made by written notice to the Company and the Offeree Stockholders. Upon receipt of such notice, each Offeree Stockholder shall have 30 days (the "Offer Period") to offer to purchase from the Selling Stockholder all, but not less than all, of the Offeree Stockholder's Proportionate Percentage of the Sale Securities, at the cash price determined by the Selling Stockholder and upon the terms and conditions set forth in clauses (i) through (vi) of the definition of Firm Offer below. If an Offeree Stockholder elects to accept an Offer, it or he shall make a Firm Offer within the Offer Period by providing written notice thereof to the Selling Stockholder, with copies thereof to the Company and each of the other Offeree Stockholders. A Firm Offer shall be irrevocable for a period of 30 days. As used herein, "Firm Offer" means a written all cash offer for the purchase of the Sale Securities:

                                   (i) Requiring no representations or
                     warranties from the Company or the Selling Stockholder other than representations from such Selling Stockholder that it or he has the corporate or individual authority to sell such Sale Securities, is the sole owner of such Sale Securities, and has good and valid title to such Sale Securities, free and clear of any and all Liens, and the sale of such Sale Securities, does

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                     not violate any agreement to which he or it is a party
                     or by which he or it is bound ("Customary Limited Representations");

                                   (ii) Containing no conditions other than a
                     financing condition (in which case the offer must be accompanied by a non-refundable deposit equal to at least 5% of the proposed purchase price and financing commitments from financial institutions in the business of providing acquisition financing that are subject only to customary conditions);

                                   (iii) Requiring no continuing obligations
                     on the part of the Selling Stockholder;

                                   (iv) In the case of an Offer without the
                     financing condition, accompanied by demonstrated capacity to finance the transaction;

                                    (v) Providing for the purchase of the
                     Offeree's Proportionate Percentage of the Sale Securities; and

                                   (vi) Including an absolute release by the
                     Offeree Stockholder of the Selling Stockholder and its Affiliates from any and all claims arising out of their investment in, and activities relating to, the Company.

                              (b) If any Offer is not accepted by an Offeree
Stockholder, then a succeeding Offer or Offers for the sale of all Sale Securities as to which there was no such acceptance shall thereafter be deemed to have been made by the Selling Stockholder to those Offeree Stockholders who accepted the preceding Offer, in their Proportionate Percentage, at the same price and upon the same terms and conditions at which they were offered to the initial Offeree Stockholders, until such time as all Offers pursuant to Section 2(a) hereof and this Section 2(b) are accepted or the time within which acceptance is required has expired and no Offer made during such period is accepted. Each successive Offer hereunder shall be deemed to have been made immediately upon the expiration of the period of the prior Offers, and each Offeree Stockholder shall have a period of five business days after the commencement of each Offer within which to

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accept the Offer, which acceptance must be for all and not part of the
Offeree Stockholder's Proportionate Percentage of the Sale Securities so offered. If an Offeree elects to accept any Offer made pursuant to this
Section 2(b), it or he shall signify its or his acceptance within the applicable 5 business day period by providing written notice thereof in the form of a Firm Offer to the Selling Stockholder, with copies thereof to the Company and each of the other Stockholders. The Company shall maintain records of each successive Offer and the Sale Securities accepted for purchase pursuant thereto, and shall apprise each Stockholder of the status thereof upon request. No acceptance of any offer made by an Offeree Stockholder pursuant to Section 2(a) hereof or this Section 2(b) shall be effective unless Offers are accepted by one or more of the Offeree Stockholders for all of the Sale Securities being offered.

                              Upon the receipt of Firm Offers for all of the
Sale Securities, the Selling Stockholder shall notify each Offeree Stockholder who has made a Firm Offer (a "Committed Stockholder") of a closing date selected by the Selling Stockholder (the "Closing Date"), which shall be no earlier than 60 nor later than 75 days after the Selling Stockholder made its initial written Offer. If one or more Committed Stockholders shall fail or be unable to close on the purchase of their portion of the Sale Securities on the Closing Date, such closing shall nevertheless occur with the other Committed Stockholders. In addition to any rights and remedies the Selling Stockholder may have against a defaulting Committed Stockholder, (x) a defaulting Committed Stockholder will forfeit any deposit given to the Selling Stockholder and (y) a defaulting Committed Stockholder shall not be entitled to participate in the rights provided by this Section 2 for a period of 12 months after such default.

                              (c) If all of the Sale Securities offered
pursuant to the provisions of this Section 2 are not accepted for purchase by the Offeree Stockholders during the respective offering periods provided in this Section 2 or are not purchased as provided in this Section 2, the Selling Stockholder shall have the right to sell all (but not less than all) of the Sale Securities to any purchaser or purchasers at a price, whether in cash, securities or otherwise, having a value no less than 95% of the offering price, and upon such other terms and conditions as the Selling Stockholder may elect, free from the restrictions

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of this Section 2 (but subject to Section 3 hereof) in a bona fide transaction or transactions during a period of 120-days after the date that the last Offer expires under this Section 2. Any Securities not sold pursuant to the immediately preceding sentence prior to the expiration of 120day period referred to therein shall once again be subject to the rights of first offer set forth in this Section 2.

                              (d) As used herein, the term "Proportionate
Percentage" shall mean, with respect to any Offeree Stockholder entitled to receive a particular Offer, a percentage (expressed as a decimal fraction rounded to the nearest onehundredth) obtained by dividing (x) the number of Shares owned by such Stockholder (including the underlying Shares of any Options or Warrants owned by such Stockholder) by (y) the aggregate number of Shares owned by all Offeree Stockholders (including the underlying Shares of any Options or Warrants owned by such Stockholders) entitled to receive such offer.

                    3. Rights of Inclusion. Except as provided in Section 1 and, with respect to Management Stockholders, Section 7 hereof:

                              (a) No Stockholder or Stockholders shall, in
any one transaction or any series of related transactions (except a sale to other Stockholders pursuant to Section 2(b) hereof), transfer to a third party more than 10% of the Shares unless the terms and conditions of such transfer include an offer to each of the other Stockholders to include, at the option of each of the other Stockholders, in such transfer, a number of Shares, Warrants or Options owned by the other Stockholders determined in accordance with subsection 3(c) below. If any Stockholders (the "Offeree Stockholders") receive a bona fide offer from a third party to purchase or otherwise acquire a number of Shares or Options equal to at least 10% of the Shares, which offer the Offeree Stockholders intend to accept, the Offeree Stockholders shall then cause the third party's offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Shares, Warrants or Options from any of the other Stockholders according to the terms and conditions of Sections 3(b) and 3(c) hereof) and shall send written notice of the third party's offer (the "Notice") to each of the other Stockholders. The Notice

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shall be accompanied by a true and correct copy of the third party's offer.
At any time within 15 days after receipt of the Notice, each of the other Stockholders may accept the offer included in the Notice for up to such number of Shares, Warrants or Options as is determined in accordance with the provisions of Section 3(c) below by furnishing written notice of such acceptance to the Offeree Stockholder and the third-party offeror. Any Stockholder who accepts such offer may indicate in his written notice, if he or it so elects, his or its desire to sell a number of Shares, Warrants or Options in excess of his Proportionate Percentage share thereof, stating the maximum number of Shares, Warrants or Options in excess of such Proportionate Percentage which such Stockholder desires to sell (such Stockholder's "Excess Amount"), which amount, together with such Proportionate Percentage, shall not exceed the lesser of (i) the total number of Shares, Options and Warrants owned by such Stockholder and (ii) the total number of Shares, Options and Warrants offered to be purchased by third party purchaser.

                                   (b) If within 15 days after the receipt of
the Notice any of the other Stockholders has not accepted the offer contained in the Notice, such party shall be deemed to have waived any and all rights with respect to the sale or other disposition of Shares, Warrants or Options described in the Notice.

                                   (c) The Shares, Warrants or Options to be
sold pursuant to this Section 3 shall be purchased by the third party purchaser in the following order of priority: (i) first, from each Stockholder (including the Stockholder initiating the sale of shares) who has elected to participate in the sale pursuant to subsection 3(a), in accordance with his respective Proportionate Percentage of the total number of Shares, Warrants or Options to be acquired by the third party; (ii) second, to the extent any Stockholder has declined to sell a number of Shares, Warrants or Options proposed to be transferred equal to his Proportionate Percentage of Shares, Warrants or Options to be acquired, then from the Offeree Stockholder and the other Stockholders, in accordance with the Excess Amount indicated in their respective notices or determined in accordance with the following sentence (unless such amount exceeds the aggregate number of Shares, Warrants or Options proposed to be sold to such third party, in which event the Excess Amounts of such Stockholders shall be reduced according to their respective Proportionate

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Percentage). For the purposes hereof, the Offeree Stockholder's Excess Amount shall be deemed to be the lesser of (x) the difference between the number of Shares then owned by the Offeree Stockholder and such Stockholder's Proportionate Percentage of the total number of Shares, Options and Warrants offered to be purchased by the third party, and (y) the total number of Shares, Options and Warrants offered to be purchased by such Third Party Purchaser less such Proportionate Percentage.

                              (d) The purchase from the Stockholders pursuant
to this Section 3 shall be on the same terms and conditions, including the per share price and the date of transfer, as are received by the Offeree Stockholder and stated in the Notice provided to the other Stockholders; provided, however, that no other Stockholders shall be required to make any representations or warranties in connection with such sale except Customary Limited Representations.

                              (e) The Offeree Stockholder shall notify the
Company and the other Stockholders who have exercised their inclusion rights pursuant to this Section 3 within five days of the end of the 15-day period referred to in subsection 3(b), of the number of Shares, Warrants or Options each Stockholder has been allocated to sell pursuant to subsection 3(c). Each other Stockholder, within five days of receipt of such notice, shall deliver to the Offeree Stockholder the certificate or certificates representing the Shares, Warrants or Options, to be sold pursuant to such offer by such Stockholder, together with a limited power-ofattorney authorizing the Offeree Stockholder to sell or otherwise dispose of the Shares, Warrants or Options to be sold pursuant to the terms of such third party's offer.

                              (f) Simultaneously with the consummation of
transfer of the Shares or Options of the Offeree Stockholder, the Offeree Stockholder shall notify the Company and the other Stockholders who have exercised their inclusion rights pursuant to Section 3 that the consummation of such transaction has occurred and shall promptly, but in any event not later than 3 business days thereafter, remit to such Stockholders the total sales price of the Shares, Warrants or Options of such Stockholders sold pursuant thereto, net of such Stockholder's pro rata share of all out-of-pocket fees, expenses and costs incidental to such sale (collectively,

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"Sale Expenses") other than those payable to an Affiliate of any Offeree
Stockholder, and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Stockholders.

                              (g) To the extent that no other Stockholders
have exercised their rights of inclusion pursuant to this Section 3, the Offeree Stockholder shall have 90 days in which to transfer not more than the number of Shares described in the Notice, on terms and conditions not more favorable to the Offeree Stockholder than those set forth in the Notice.

                    4. Rights to Compel Sale.

                              (a) if Stockholders entitled to vote at least
54% of the then outstanding Voting Shares (as defined in Section 12 hereof) propose to sell in any transaction or any series of related transactions all of the Shares, Options and Warrants to a third party (other than to an Affiliate of an Offeror Stockholder (as defined below)) in an arm's-length transaction, such Offeror Stockholders may require all but not less than all of the remaining Stockholders to sell all but not less than all the Shares, Options and Warrants owned by them to such third party for the same per share consideration (equitably adjusted to take into account the exercise price of any Options or Warrants) and otherwise on the terms and conditions provided in this Section 4; provided, however, that (A) Georgetown shall be one of such Offeror Stockholders, (B) if the Sale Date (as defined below) is prior to the second anniversary of the date hereof, the New Investors shall both be Offeror Stockholders, and (C) if the Sale Date is on or after the second anniversary of the date hereof, either (1) the New Investors shall both be Offeror Stockholders or (2) the aggregate sale price (net of Sale Expenses) would result in a cumulative annual rate of return (compounded semiannually) to each of the New Investors from the date hereof through the Sale Date equal to the following: (x) 35%, if such sale occurs after the second anniversary of the date hereof but prior to the fifth anniversary of the date hereof, and
(y) 25%, if such sale occurs on or after the fifth anniversary of the date hereof (it being understood that one or more of the other Stockholders may agree to increase the net proceeds payable to the New Investors on such sale by an amount sufficient to satisfy the conditions set forth in clause (2) above).

                              If Stockholders entitled to vote at least 70%
of the then outstanding Voting Shares propose to sell in any transaction or any series of related transactions all of the Shares, Options and Warrants to a third party (other than to an Affiliate of an Offeror Stockholder) in an arm's-length transaction, such Offeror Stockholders may require all but not less than all of the remaining Stockholders to sell all but not less than all the Shares, Options and Warrants owned by them to such third party for the same consideration per share and otherwise on the terms and conditions provided in this Section 4; provided, however, that (A) if the sale occurs on or before the second anniversary of the date hereof and Chester C. Davenport is Chairman of the Company, Georgetown shall be one of such Offeror Stockholders and (B) if such sale occurs prior to the fourth anniversary of the date hereof, either (i) the New Investors shall both be Offeror Stockholders or (ii) the aggregate sale price (net of Sale Expenses) would result in a cumulative annual rate of return (compounded semiannually) to each of the new Investors from the date hereof through the Sale Date equal to the following: (x) 35%, if such sale occurs prior to the first anniversary of the date hereof, (y) 30%, if such sale occurs on or after the first anniversary of the date hereof but prior to the second anniversary of the date hereof, and (z) 25%, if such sale occurs on or after the second anniversary of the date hereof but prior to the fourth anniversary of the date hereof (it being understood that one or more of the other Stockholders may agree to increase the net proceeds payable to the New Investors on such sale by an amount sufficient to satisfy the conditions set forth in clause
(2) above).

                              As used in this Section 4, the term "Offeror
Stockholders" means Stockholders with the requisite percentage of Voting Shares who compel a sale pursuant to this Section 4(a).

                              (b) At the option of the Offeror Stockholders,
any sale of the Company permitted by Section 4(a) hereof may be structured as a merger, consolidation or sale of all or substantially all of the consolidated assets of the Company, and each Stockholder hereby agrees, to the fullest extent permitted by applicable law, to vote all of the Shares it is entitled to vote in favor of such transaction. Notwithstanding any provision of this Agreement to the contrary, the Company shall be prohibited from any merger, consolidation or sale of all or substantially all of its assets if such transaction would not be permitted under this Section 4 if structured as a sale of Shares.

                              (c) For purpose of Section 4(a) hereof, the
return to a New Investor shall be equal to the greater of:

                                   (i) the return that would be obtained by
                     an investor calculated solely on (A) New Money Investments (as defined below) by such New Investor and any of its Affiliates on or after the date hereof but on or prior to the Sale Date, (B) all cash paid on or after the date hereof but on or prior to the Sale Date by the Company or a third party on the Sale Date to holders of such New Money Investments, whether or not then owned by such New Investor, including cash payments in respect of principal of, or premium or interest on, New Money Investments constituting Indebtedness ("New Money Debt") and cash dividends and distributions with respect to New Money Securities constituting equity ("New Money Equity") (but excluding any funds relating thereto escrowed pursuant to clause (e) below), and (C) New Money Debt held by the holders of the New Money Investments immediately following the Sale Date, valued at the lesser of par and accreted value, provided that such holders have agreed to receive such New Money Debt.

                                   (ii) the return to such New Investor
                     calculated solely on (A) cash investments made on or after the date hereof but on or prior to the Sale Date by such New Investor or any of its Affiliates in the Company or any of its subsidiaries ("New Money Investments") (whether debt, equity or otherwise, and including the cash exercise or conversion price of any exchangeable or convertible securities), including the purchase of Shares, and Senior Subordinated Notes on the date hereof, (B) all cash actually received on or after the date hereof but on or prior to the Sale Date by such New Investor and its Affiliates with respect to

                     New Money Investments, including cash payments with respect to principal of, or premium or interest on, New Money Debt and cash dividends and distributions with respect to New Money Equity (but excluding any funds escrowed pursuant to clause (e) below), and (C) New Money Debt held by such New Investor immediately following the Sale Date, valued at the lesser of par and accreted value; provided, that such New Investor has agreed to receive such New Money Debt.

                    Upon the request of the Offeror Stockholders, which request includes the terms of the proposed sale transaction, the Company or the New Investors will calculate the cumulative annual rates of return in accordance with clauses (i) or (ii) above, respectively, and promptly furnish to each other and such Offeror Stockholders their calculations thereof in reasonable detail.

                         (d) The Offeror Stockholders shall send written
notice of the exercise of their rights pursuant to this Section 4 to each of the remaining Stockholders (the "Drag-Along Notice") setting forth the consideration per share to be paid by a third party purchaser and the other terms and conditions of the transaction. Within 10 days following the date of the Drag-Along Notice, each of the remaining Stockholders shall either attend the closing of the sale and deliver, or deliver to a representative of the Offeror Stockholders designated in the notice, certificates representing the Shares, Options and Warrants held by such Stockholder, duly endorsed, together with all other documents required to be executed in connection with such transactions. If a remaining Stockholder should fail to deliver such certificates to the Offeror Stockholders, the Company shall cause the books and records of the Company to show that such Shares, Options or Warrants are bound by the provisions of this Section 4 and that such Shares, Options or Warrants shall be transferred only to the third party purchaser upon surrender for transfer by the holder thereof.

                    Simultaneously with the consummation of the sale of the Shares, Options and Warrants of the Offeror Stockholders and the Shares, Options and Warrants of the remaining Stockholders pursuant to this Section 4, the Offeror Stockholders shall promptly, but in any event not later than 3 business days thereof, remit to each of the other Stockholders the total sales price of the Shares, Options or Warrants of such Stockholder sold pursuant thereto, net of such Stockholder's pro rata share of all out-of-pocket Sale Expenses other than those payable to an Affiliate of any Offeror Stockholder, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Stockholders.

                              (e) The purchase from the Stockholders pursuant
to this Section 4 shall be on the same terms and conditions (including the per share price (equitably adjusted to take into account the exercise price of any Options or Warrants) and the date of transfer (the "Sale Date")) as are to be received by the Offeror Stockholders, which terms and conditions shall be stated in the Drag Along Notice (provided, however, that if any securities are to be received by the Stockholders in connection with such sale, each Stockholder will have the right to receive non-voting securities on the terms provided in the Company's Certificate of Incorporation and
Section 11 hereof); and (ii) no other Stockholder shall be required to make any representations or warranties in connection with such sale other than Customary Limited Representations. The agreement of sale may set aside a pro-rata portion of the proceeds payable with respect to the Shares, Options and Warrants of the Company in escrow, upon terms satisfactory to the Offerer Stockholders, as a source of indemnification to be provided to the purchaser(s). Upon termination of such escrow, each Stockholder shall be entitled to receive his or its pro-rata share of any funds remaining in escrow, after the payment of all indemnity claims, the fees and expenses of the escrow agent and the out-of-pocket expenses of any representative of the Stockholders pursuant to the escrow agreement in connection with the administration of the escrow and the settlement, compromise and/or defense of any claims made against the escrow.

                    5. Corporate Governance.


                              (a) Number of Directors. Except as required by
law in any foreign jurisdiction or with the unanimous consent of all of the directors of the Company, the Company and each of the Stockholders agree to take such action, including the voting of the Class A Shares owned or controlled by such Stockholder, as may be necessary to cause the Company and each of its wholly-owned subsidiaries to be managed by a Board of Directors consisting of nine members, in accordance with the provisions of this Section 5. For purposes of this Section 5, except as the context otherwise requires, references to directors or to the Board of Directors shall include directors and the Board of Directors of the Company and each of its wholly-owned subsidiaries.

                              (b) Initial Board of Directors. If the Board of
Directors on the date hereof shall not consist of Chester C. Davenport, Sylvia Edmonds, George Singleton, William J. Beckham, Jr., one person nominated by Georgetown, one person nominated by the PITA Investor, one person nominated by ECC, one person nominated by the holders of a majority of the Shares held by the Investor Group (the "Investor Group Majority") and one person nominated by the Apollo Investor, then immediately after the date hereof, the Stockholders shall take such action and cause the then directors to take such action as may be necessary so as to cause the Board of Directors to consist of the foregoing nine members.

                              (c) Subsequent Nominations. Subject to Section
5(g) hereof, the Stockholders shall, at any time that directors are to be elected, take such action as may be necessary to nominate or to cause the Board of Directors to nominate and recommend, as the proposed members of the Board of Directors, (i) five persons designated by Georgetown (each a "Georgetown Director"); provided, however, that (A) if Mr. Beckham shall, for any reason, cease serving as a director, Georgetown shall consult with the PITA Investor, the New Investors and ECC prior to designating his successor (and thereafter, prior to designating any further successors to the directorship initially held by Mr. Beckham) and (B) if there is a Change of Control (as defined in the Indenture) or Chester C. Davenport shall cease to control Georgetown (a "Change of Control Event"), the number of persons to be designated by Georgetown pursuant to this clause (i) shall be reduced from five to three (or, if a Phase II Event has occurred, from four to three);
(ii) one person designated by ECC (the "ECC Director"); (iii) one person designated by the PITA Investor (the "PITA Director"); (iv) one person designated by the Investor Group; and (v) one person designated by the Apollo Investor; provided, however, if a Change of Control Event shall occur, the number of persons to be designated by the Apollo Investor pursuant to this clause (v) shall be increased from one to three (each director designated by the Apollo Investor, an "Apollo Director"). Each of the Stockholders agrees that (x) Amoco, UNC and MESBIC shall each have the right to appoint a single representative to attend, at the Company's expense, but not to vote as a director at, meetings of the Board of Directors (referred to herein as the Investor Group's "Representative Rights") and (y) CVP shall have the right to appoint a single representative to attend, at the Company's expense, but not to vote as a director at, meetings of the Board of Directors (referred to herein as CVP's "Representative Rights"), The Company shall provide prior notice of all meetings of the Board of Directors to each such representative and shall provide to such representative all information and documents provided to directors in advance of any meeting of the Board of Directors.

                              (d) Removal. After the date hereof, Georgetown
shall be entitled at any time with or without cause to designate any Georgetown Director for removal as a director; the PITA Investor shall be entitled at any time with or without cause to designate any PITA Director for removal as a director; ECC shall be entitled at any time with or without cause to designate any ECC Director for removal as a director; the Investor Group Majority shall be entitled at any time with or without cause to designate any Investor Group Director for removal as director and the Apollo Investor shall be entitled at any time with or without cause to designate any Apollo Director for removal as director. The Company and Stockholders agree to take such action, and to cause the remaining directors to take such action, within five (5) days after any such designation, as is necessary to remove a director designated for removal in accordance with the foregoing.

                              (e) Filling Vacancies. If at any time a vacancy
is created on the Board of Directors by reason of the death, removal or resignation of any director, the Company and Stockholders agree to take such action, and to cause the remaining directors to take such action, within twenty days after such occurrence, to approve and elect a person to fill such vacancy, which person shall be designated for election as a director by Georgetown, if the person who has ceased to be a director was a Georgetown Director (but if the person who has ceased to be a director is Mr. Beckham or any successor to the directorship initially held by Mr. Beckham, Georgetown shall consult with ECC, the PITA Investor and the New Investors prior to filling such vacancy); by ECC, if the person who has ceased to be a director was an ECC Director; by the PITA Investor, if the person who has ceased to be a director was a PITA Director; by the Investor Group Majority, if the person who has ceased to be a director was an Investor Group Director; or by the Apollo Investor, if the person who ceased to be a director was an Apollo Director.

                              (f) Covenant to Vote. Each Stockholder shall
vote (including, if applicable, pursuant to written consent) the shares of Class A Common Stock owned or controlled by such Stockholder upon all matters submitted to a vote of the stockholders of the Company in conformity with the specific terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder shall vote the shares of Class A Common Stock owned or controlled by him or it (i) at each annual or special meeting of stockholders called for the purpose of voting on the election or removal of directors and (ii) by consensual action of stockholders with respect to the election or removal of directors, in favor of the election or removal of the directors designated in accordance with this Section 5. The Company shall vote, or cause to be voted, the capital stock of its subsidiaries in conformity with the specific terms and provisions hereof.

                              (g) Covenant Defaults. In the event any of the
following events shall occur: (i) three Covenant Defaults (as hereinafter defined) within a period of two years, (ii) any default in the payment of principal or interest under the Credit Agreement or the Indenture that has not been cured or waived within 15 days after the same is due and payable (without consideration of any applicable grace period), (iii) the acceleration of any amount due and payable under the terms and provisions of the Credit Agreement or the Indenture, (iv) any material default under the Credit Agreement or the Indenture that has not been cured or waived within 90 days after the notice thereof, or (v) a declaration under the Credit Agreement or the Indenture of an Event of Default (in each case as defined therein), and upon the election in writing of each of ECC (after consultation with UNC, Amoco and MESBIC), the PITA Investor and the Apollo Investor (after consultation with the CVP Investor) within 180 days after having received notice of such defaults or such acceleration, as the case may be (a "Phase II Event"), unless a Change of Control Event has occurred, the Stockholders shall take such action, and shall cause the directors to take such action, as may be necessary, to remove one Georgetown Director (chosen by Georgetown) and to replace such director with a director chosen by a majority of the remaining directors.

                              Each of the Stockholders agrees that following
a Phase II Event (x) CVP shall retain its Representative Rights and (y) in addition to the continuing Director Rights hereunder of PITA and the Investor Group, each of the PITA Investor, UNC, Amoco and MESBIC shall have the right to appoint a single representative to attend at the Company's expense, but not to vote as a director at, meetings of the Board of Directors (herein referred to as its "Representative Rights"). The Company shall provide prior notice of all meetings of the Board of Directors to each such representative and shall provide to such representative all information and documents provided to directors in advance of any meeting of the Board.

                              As used herein, "Covenant Default" shall mean
(A) a breach of a financial covenant under the Credit Agreement (it being understood and agreed that the breach of more than one financial covenant at any one time shall be deemed one Covenant Default for purposes hereof); or
(B) any other material breach of the Credit Agreement or the Indenture, in each case whether or not such default or breach has been waived or the Credit Agreement or the Indenture, as the case may be, has been amended to cure such breach or default; provided, however, that a Covenant Default shall not include any waiver under or amendment of the Credit Agreement or the Indenture, as the case may be, intended generally (i) to cause the financial covenants or other provisions thereof to reflect more accurately the business of the Company (but not to change such covenants as a result of poor business or financial performance), or (ii) to cure any default or breach that is not material in nature; or (C) a breach of this Agreement willfully caused by Georgetown that has a material and adverse effect on one or more Stockholders.

                              (h) Supermajority Provisions.

                              (i) Prior to a Phase II Event, without the
approval of the Board of Directors, given by (x) unani-mous written consent of the directors, (y) the affirmative vote at any regular or special meeting of the Board of Directors of the Company of at least 6 directors or (z) if for any reason fewer than 6 persons shall be serving on the Board of Directors, the affirmative vote of all the directors then in office, the Company shall not permit, and the Company shall not permit any subsidiary to permit:

                                   (A) the issuance of capital stock or
                     securities convertible or exchangeable into, or rights to acquire, additional capital stock (collectively, "Capital Stock"), other than pursuant to the Warrant Agreement, the Warrants, Section 8 or 19 hereof, the Options and the conversion of any Class A Shares or Class B Shares into the other class of Common Stock;

                                   (B) dividends on, distributions with
                     respect to, or repurchases or redemptions of, Capital Stock, except (1) as provided in the Warrant Agreement, as in effect on the date hereof, and (2) stock repurchases from any employee of the Company upon the termination of such employee's employment with the Company, subject to the satisfaction of each of the following conditions on the date of such purchase and after giving effect thereto: (x) no default under the Credit Agreement or the Indenture shall have occurred and be continuing; (y) the aggregate amount paid in any 12-month period in connection with such purchases shall not exceed $250,000; and (z) the aggregate amount paid in connection with all such purchases shall not exceed $750,000;

                                   (C) the sale, lease or other disposition
                     of assets in a single transaction or related series of transactions in excess of the greater of $2,500,000 or 18% of the consolidated stockholders' equity of the Company and its subsidiaries;

                                   (D) the purchase, lease or other
                     acquisition of assets in a single transaction or related series of transactions in excess of the greater of $2,500,000 or 18% of the consolidated stockholders' equity of the Company and its subsidiaries;

                                   (E) the amendment, alteration,
                     modification or repeal of the certificate of incorporation or the by-laws of the Company or of any subsidiary;

                                   (F) the merger, consolidation or other
                     business combination, or sale of all or substantially all of the assets of the Company or of any subsidiary;

                                   (G) the incurrence of Indebtedness (as
                     defined in the Indenture) in excess of the greater of $1,000,000 or 18% of the consolidated stockholders' equity of the Company and its subsidiaries other than
                     (x) as contemplated by a capital expenditure budget approved pursuant to clause (K) below and (y) letters of credit or other financing of ordinary course of business transactions;

                                   (H) (i) changes in or amendments of the
                     Options or the Management Services Agreement between Georgetown and the Company, dated as of April 10, 1992 (the "Management Agreement") or (ii) any transactions between the Company or any of its subsidiaries and any Affiliate of the Company other than (x) transactions pursuant to the Management Agreement, (y) transactions contemplated hereby, and (z) transactions with any subsidiary of the Company;

                                   (I) entering into any new line of business
                     other than the business engaged in by the Company or any of its subsidiaries as at the date hereof or ceasing to be engaged in any line of business engaged in by the Company or any of its subsidiaries as at the date hereof;

                                   (J) material amendments or modifications
                     of the Credit Agreement, the UT Leases (as such term is defined in the Credit Agreement), the Warrant Agreement, the Warrants, the Initial Options or the Additional Option;

                                   (K) the approval or amendment of the
                     Company's annual operating and capital budgets;

                                   (L) investments in corporations,
                     partnerships, trusts or other entities that are not subsidiaries of the Company other than Cash Equivalents (as defined in the Indenture);

                                        (M) any refinancing, substitution or
                     renewal of the Credit Agreement;

                                        (N) if at any time Gross Profit (as
                     defined below) for the Trailing Four Quarter Period (as defined in the Indenture) is less than or equal to the product of (i) 70% and (ii) Fiscal 1992 Gross Profit, the incurrence of selling, general and administrative expenses during any quarter in excess of those provided for in the operating budget approved pursuant to clause
                     (K) above. For purposes of this clause (N), "Gross Profit" means, for any period, the difference of (i) the amount which, in accordance with GAAP, is set forth opposite the caption "Contract Revenue" on the Company's consolidated income statement for such period and (ii) the amount which, in accordance with GAAP, is set forth opposite the caption "Cost of Revenues" on such consolidated income statement for such period;

                                        (O) appoint any committee of the Board
                     of Directors;

                                        (P) change any accounting policy or
                     practice other than as mandated by generally accepted accounting principles then in effect; and

                                        (Q) after a Change of Control Event,
                     the appointment or election of a chief executive officer of the Company.

                                   (ii) Regardless of whether a Phase II
Event has occurred, without the prior written consent or the affirmative vote at a meeting of Stockholders (whether or not called in accordance with the Delaware General Corporation Law or applicable by-laws) entitled to vote at least 71% of the Non-Management Voting Shares (as defined in Section 12 hereof), the Company shall not, and shall not permit any of its subsidiaries to, (x) take any actions referred to in subparagraphs (A), (a), (C), (D),
(E), (F), (H), (I), (J), (L), (M) or (N) of Section 5(h)(i), (y) incur indebtedness in excess of the greater of $2,500,000 or 18% of the consolidated stockholders' equity of the Company and its subsidiaries (other than as set forth in clauses (x) and (y) of subparagraph (G) above), or (z) sell or otherwise dispose of, in a single transaction or related series of transactions, more than 40% of the book value or fair market value of the consolidated assets of the Company and its subsidiaries; provided, however, that if a Change of Control Event shall have occurred, action requiring approval pursuant to this Section 5(h)(ii) (other than with respect to Sections 5(h)(i)(J) and (M), which shall continue to require the affirmative vote of holders of at least 71% of the Non-Management Voting Shares) shall require the affirmative vote of either of (1) holders of at least 80% of the Non-Management Voting Shares or (2) holders of at least 96% of the Non-Management Voting Shares other than Non-Management Voting Shares then owned or controlled by Georgetown. For purposes of this Section 5(h)(ii), in the event any Stockholder entitled to vote on any matter pursuant to this Section 5(h)(ii) shall abstain from such vote, all Non-Management Voting Shares held by such Stockholder shall be deemed to have been voted on such matter in the same manner as the majority of the Non-Management Voting Shares voted on such matter.

                    6. Registration Rights.

                              (a) The following definitions shall apply with
respect to this Section 6:

                                   (i) "Holders" shall mean any person (other
                     than the Company) who is or shall become a party to this Agreement and any combination of them, and the term "Holder" shall mean any such person.

                                   (ii) "Public Offering" shall mean a bona
                     fide public offering, whether or not underwritten, of equity securities or any securities convertible into or exchangeable into equity securities of the Company pursuant to an effective registration statement under the Securities Act.

                                   (iii) "Registrable Securities" shall mean
                     the Shares (it being understood and agreed that a Holder of Warrants or Options shall be deemed to be the holder of the Registrable Securities for which such Warrants or Options are exercisable); provided, however, that any such share shall cease to be a Registrable Security if and when (x) a Registration Statement with respect to the disposition of such share shall have become effective under the Securities Act and such share shall have been disposed of pursuant to such effective registration statement or (y) such share shall have been sold in a public transaction exempt from registration pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). The Company shall take such action as is necessary to enable the Holder of any Warrants or Options that are exercisable into Registrable Securities to exercise such Warrants or Options simultaneously with their sale pursuant to a Public Offering or, at the request of such Holder, to cause such Warrants or Options to be purchased by the underwriters in an underwritten Public Offering as hereinafter provided.

                                   (iv) "Registration Statement" shall mean
                     any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included therein, any amendment or supplement thereof, including posteffective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                                   (v) "Company Securities" shall mean any
                     equity securities or any securities convertible into or exchangeable for equity securities proposed to be issued and sold by the Company pursuant to a Registration Statement.

                                   (vi) "SEC" shall mean the United States
                     Securities and Exchange Commission.

                                   (vii) "NASD" shall mean the National
                     Association of Securities Dealers, Inc.

                                   (viii) The term "Warrant Registration
                     Event" shall mean the earlier to occur of (A) the date on which the Company first becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and

                     (B) the date on which the Company shall have failed to purchase all of the Warrants and/or Warrant Shares set forth in a Put Notice pursuant to, and in accordance with, Section 9 of the Warrant Agreement; provided that no Warrant Registration event described in clause (B) above shall be deemed to have occurred prior to the fourth anniversary of the date hereof.

                              (b) Demand Registrations.

                                   (i) Upon the written request of one or
                     more Holders holding in the aggregate at least 50% of the Registrable Securities (the "Initiating Holders") requesting that the Company effect the registration of such Initiating Holders' Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act") (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method of disposition), the Company shall promptly give written notice of such requested registration to all Holders and, as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request. The Company shall not be obligated to effect any registration pursuant to this
                     Section 6(b)(i) (A) before April 10, 1996, (B) during the 90 day period commencing on the effective date of an underwritten primary offering of the Company's equity securities (or such longer period reasonably required by the managing underwriter(s) of such offering), or (C) after the Company has effected one such registration pursuant to this Section 6(b)(i).

                                   (ii) At any time after the occurrence of a
                     Warrant Registration Event, upon the request of one or more Holders of a majority of the shares of Common Stock subject to the Warrants and Warrant Shares that constitute Registrable Securities requesting that the Company effect the registration of such Holders' Registrable Securities under the Securities Act

                     (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method of disposition), the Company shall as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register for disposition in accordance with the intended method of disposition stated in such request (the "Bank Demand Registration"). The Company shall not be obligated to effect more than one registration pursuant to this
                     Section 6(b)(ii). Prior to any Holders requesting a Bank Demand Registration, the Holders proposing to make such request shall give at least 30 days notice thereof to each of the other Holders of Warrants and the Warrant Shares and such other Holders shall have the right to participate in such request and, subject to Section 6(e), the Bank Demand Registration.

                                   If either (A) a Bank Demand Registration
                     is not filed with the SEC on or prior to 90 days after request pursuant to this clause (ii) (the "File Date") or (B) the Company shall not have used its best efforts to cause a Bank Demand Registration requested pursuant to this clause (ii) to become effective and such Bank Demand Registration has not become effective on or prior to 120 days after such request (the "Effectiveness Date") (the Filing Date, in the case of clause (A) above or the Effective Date, in the case of clause (B) above, being referred to herein as the "Event Dates), then the Company agrees to pay, as liquidated damages, and not as a penalty, to Holders requesting the Bank Demand Registration (in proportion to the Registrable Securities requested to be registered by such Holders) the aggregate sum of $5,000 per week, provided, however, that such liquidated damages will, in each case, cease to accrue on and after the date (x) the Demand Registration is filed, with respect to liquidated damages for failure to file by the Filing Date, or (y) the date Demand Registration is declared effective, with respect to liquidated damages for failure to be declared effective by the Effective Date; provided, however, that no liquidated damages shall accrue during the period referred to in 6(b)(v) below.

                                   (iii) At any time after April 10, 1995,
                     upon the request of one or more Holders holding in the aggregate at least 51% of the New Investor Shares that constitute Registrable Securities requesting that the Company effect the registration of such Holders' Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method of disposition), the Company shall as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request (a "New Investor Demand Registration"). The Company shall not be obligated to effect (A) more than one registration pursuant to this Section 6(b)(iii) before April 10, 1996, or (B) more than a total of two registrations pursuant to this Section 6(b)(iii).

                                   (iv) A registration requested pursuant to
                     this Section 6(b) shall not be deemed to have been effected (w) unless it has been declared effective by the SEC, provided that a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all registration expenses referred to in Section 6(j)(ii) hereof in connection with such registration, (x) if, after becoming effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Initiating Holders, (y) if the conditions to closing specified in the purchase agreement or underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by such Initiating Holders or (z) unless in the case of the Bank Demand Registration or a New Investor Demand Registration, at least 100% of the Registrable Securities requested to be included therein shall have been registered.

                                   (v) The Company may postpone, for up to
                     ninety (90) days, the filing or the effectiveness of a registration statement for a registration requested pursuant to this Section 6(b) if the Board of Directors reasonably believes the requested registration would have a material adverse effect on, or interfere in any material respect with, any proposal or plan by the Company to engage in any public financing or any material pending corporate development or transaction, including, without limitation, a material acquisition of assets (other than in the ordinary course of business), any tender offer or any merger, consolidation or other similar transaction material to the Company and its subsidiaries taken as a whole. In no event shall the Company exercise its rights under this Section 6(b)(v) more than once (A) during any six-month period or (B) in respect of the same proposal, plan, development or transaction.

                              (c) Piggyback Registration. If, at any time,
the Company proposes to file a registration statement in connection with a Public Offering (other than (A) a registration statement on Form S-4 or S-8, or any similar form which is a successor to said Forms, or (B) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) that may be used for the registration of any of the Registrable Securities (a "Piggyback Registration Statement"), then the Company shall give written notice of such proposed filing at least 30 days before the anticipated filing date of such Piggyback Registration Statement to all Holders, offering such Holders the opportunity to include in such Piggyback Registration Statement such amount of Registrable Securities as they may request. Each Holder desiring to have Registrable Securities registered pursuant to this Section 6(c) shall advise the Company in writing within 20 days after the date of receipt of the Company's notice

(which request shall set forth the amount of Registrable Securities for which registration is requested). Subject to Section 6(e), the Company shall include in any such Piggyback Registration Statement all Registrable Securities so requested to be included. No registration effected pursuant to a request or requests referred to in this Section 6(c) shall be deemed to have been effected pursuant to Section 6(b).

                              If the Company shall previously have received a
request for registration pursuant to Section 6(b) or pursuant to this Section 6(c), and if such previous registrations shall not have been withdrawn or abandoned, the Company will not effect any registration of any Company Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any similar form which is a successor to any of said Forms) until a period of three months shall have elapsed from the effective date of such previous registration, and the Company will so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

                              The Company shall have the right to
discontinue, without liability to any Holder, any registration under this
Section 6(c) at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration under this Section 6(c) is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to Section 6(b).

                              (d) Certain Limitations on Registration Rights.
The Company, in its sole discretion, shall select the underwriter or underwriters, including the managing or lead underwriter or underwriters, who are to undertake any offering of securities with respect to which Holders have registration rights pursuant to Section 6(c) hereof and shall have the right to approve (such approval not to be unreasonably withheld) the underwriter or underwriters, including the managing or lead underwriter or underwriters, who are to undertake any offering of securities with respect to which the Holders have registration rights pursuant to Section 6(b) hereof. In the case of a registration under Section 6(b), if the Holders of a majority of the Registrable Securities to be included therein have determined to enter into an underwriting agreement in connection therewith, or, in the case of a registration under Section 6(c), if the Board of Directors of the Company or holders of securities initially requesting or demanding such registration have determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in any such registration shall be subject to such underwriting agreement (providing it is customary and reasonable) and no person may participate in any such registration unless such person agrees to sell such person's Registrable Securities on the basis provided in the underwriting arrangements approved by such Holders, the Board of Directors of the Company or such holders, as the case may be, and completes and/or executes all customary questionnaires, indemnities, underwriting agreements and other reasonable documents that must be executed under the terms of such underwriting arrangements; provided, however that, if pursuant to their rights set forth in this Section 6, NMB or Skopbank participate in any underwritten Public Offering hereunder, upon the request of NMB and/or Skopbank, as the case may be, in order to permit it or them to participate in such underwritten Public Offering notwithstanding any legal or regulatory prohibition on its or their exercise of Warrants and/or ownership of Shares, the underwriting agreement shall provide that, unless prohibited by applicable law or regulation, the underwriter or underwriters shall be required to purchase from NMB or Skopbank, as applicable, at the closing of such Public Offering, Warrants representing the number of Registrable Securities to be sold by NMB and/or Skopbank, as the case may be, for a purchase price equal to the public offering price per share of such Registrable Securities minus (A) the underwriters discount or commission applicable to such Registrable Securities and (B) the exercise price of such Warrants.

                              (e) Allocation of Securities Included in
Registration Statement. In the case of a registration pursuant to Section 6(b)(i), (ii) or (iii) that is underwritten, if the managing underwriter of such offering shall advise the Company and the Holders electing (pursuant to Section 6(b)) to include Registrable Securities in the Registration Statement, in writing, that (A) the total amount of securities requested to be included therein creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or (B) the number of securities to be registered exceeds the amount of securities that can be reasonably sold in such offering, the Company shall include in such registration: (x) first, all Registrable Securities requested to be included in such registration pursuant to

Section 6(b)(i), or with respect to registrations pursuant to Sections 6(b)(ii) or (iii) all Registrable Securities constituting Warrant Shares or New Investor Shares (as applicable) requested to be included in such registration pursuant to Section 6(b)(ii) or (iii), as the case may be (unless such amount exceeds the amount which such underwriter advises can be sold, in which case the Company shall include in such registration such maximum amount allocated pro rata among the Holders of such Registrable Securities based upon the percentage of Shares then owned such Holders), (y) second, with respect to any registrations pursuant to Section 6(b)(ii) and
(iii), any other Registrable Securities requested to be included in such registration pursuant to Section 6(c) hereof (unless such amount exceeds the amount which such underwriter advises can be sold, in which case the Company shall include in such registration such maximum amount allocated pro rata among the Holders of such Registrable Securities) based upon the percentage of Registrable Securities then owned by such Holders), and (z) third, according to such priorities as the Company may agree with the holders of other securities seeking to participate in any registration pursuant to provisions of registration rights permitted by Section 6(i) hereof.

                              In the case of any other underwritten
registration pursuant to which Holders are entitled to include Registrable Securities pursuant to Section 6(c), if the managing underwriter shall advise the Company and the Holders electing (pursuant to Section 6(c) hereof) to include Registrable Securities in the Piggyback Registration Statement, in writing, that (A) the inclusion in any registration of some or all of the Registrable Securities sought to be registered by the Holders requesting such registration and the other securities sought to be registered creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or (B) the number of securities to be registered is too large a number to be reasonably sold, then (x) the number of Company Securities sought to be registered shall first be included in such registration and (y) the number of securities sought to be registered for each Holder of Registrable Securities shall be reduced pro rata, based upon the percentage of Registrable Securities then owned by such Holders.

                              (f) Limitations on Sale or Distribution of
Securities. If a registration under Section 6(b) or 6(c) hereof shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, of any equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within ten days before or 90 days after the effective date of such Registration Statement.

                              (g) Adjustments Affecting Registrable
Securities. The Company will not effect or permit to occur any combination or subdivision of shares that would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

                              (h) Rule 144. If the Company shall have filed a
registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in Rule 144(c)(1)) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell his or its Shares or Warrants, as the case may be, without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                              (i) Registration Rights to Others. If the
Company shall at any time after the date hereof provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with the rights provided in this Section 6 or more favorable to the grantee than the rights provided in Section 6(b)(i).

                              (j) General Provisions. The following
provisions shall apply in connection with any Holder's Registrable Securities proposed to be included in a Registration Statement under Section 6(b) or 6(c) hereof:

                                   (i) Each Holder shall promptly provide the
                     Company with such information as it shall reasonably request, in writing, and that is available to such Holder in order to prepare the Registration Statement and related prospectus, including (without limitation) information regarding each such Holder's plan of distribution.

                                   (ii) All reasonable and necessary expenses
                     in connection with the preparation of such Registration Statement and related prospectus and, except as set forth below, the sale of securities contemplated thereby, including, without limitation, (A) any and all legal, accounting (including the expenses of any audit and/or "comfort" letter) and filing fees (including expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)), (B) blue sky fees and expenses, (C) word processing, printing and duplicating expenses and (D) all other fees and expenses customarily paid by issuers or sellers of securities (but not including fees and disbursements of financial experts retained by any Holder and not underwriting discounts and commissions attributable to the Registrable Securities registered in the registration) shall be borne by the Company; provided, however, that the Company shall bear the expenses of only one counsel to the Holders, which counsel shall be chosen by the Holders of a majority of the Registrable Securities requesting registration pursuant to Section 6(b) or, if none, by the Holders of a majority of the Registrable Securities included in such registration (as defined below).

                                   (iii) In connection with the Company's
                     registration obligations pursuant to Section 6(b) and
                     Section 6(c) hereof, the Company shall use its best efforts to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

                                   (A) prepare and file with the SEC, as soon
                     as practicable, but in no event later than 90 days after any request in the case of a Registration pursuant to
                     Section 6(b), a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements (including, if applicable, financial statements of any subsidiary of the Company that shall have guaranteed any indebtedness of the Company) required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD and use its best efforts to cause such Registration Statement to become and remain effective; provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such Holders and underwriters and the Company shall not file any such Registration Statement or prospectus or any amendments or supplements thereto to which the Holders of a majority of the shares covered by such Registration Statement shall reasonably object, in writing, on a timely basis;

                                   (B) prepare and file with the SEC such
                     amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for twelve (12) months, or such shorter period terminating
                     when all Registrable Securities covered by such Registration Statement have been sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the prospectus the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law;

                                   (C) notify the selling Holders of
                     Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (N) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, (6) of the happening of any event that makes any statement made in the Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would otherwise be required;

                                   (D) make every reasonable effort to obtain
                     the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                                   (E) if requested by the managing
                     underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or posteffective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid thereof or by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or posteffective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                              (F) furnish to each selling Holder of
                     Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any posteffective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                                   (G) deliver to each selling Holder of
                     Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

                                   (H) prior to any public offering of
                     Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

                                   (I) cooperate with the selling Holders of
                     Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificate shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                                   (J) use its best efforts to cause the
                     Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                                   (K) upon the occurrence of any event
                     contemplated by paragraph (C)(6) or (C)(7) above, prepare a supplement or posteffective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not, misleading;

                                   (L) cause all Registrable Securities
                     covered by the Registration Statement to be either listed on each securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by the Company are then listed or quoted if requested by the Holders of a majority of such Registrable Securities or the managing underwriters, if any;

                                   (M) not later than the effective date of
                     the applicable Registration, provide a CUSIP number for all Registrable Securities and provide the applicable trustees or transfer agents with printed certificates for the

                     Registrable Securities that are in a form eligible for deposit with Depositary Trust Company;

                                   (N) enter into such customary agreements
                     (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties to the Holders of such Registrable Securities and to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each Selling Holder of Registrable Securities and each underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Selling Holder of Registrable Securities and each underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6(1) hereof with respect to all parties to be indemnified pursuant to said Section; and
                     (5) the Company shall deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (K) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                                   (O) make available for inspection by a
                     representative of the Holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers of Registrable Securities or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information, based upon the advice of counsel to such person and notice thereof to the Company, is required by law, (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person or (iv) such information becomes available to such person from a source other than the Company or another person known by such persons to be under a similar obligation of confidentiality to the Company;

                                   (P) otherwise comply with all applicable
                     rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section ll(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                                   (Q) promptly prior to the filing of any
                     document that is to be incorporated by reference into the Registration Statement or prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriters, if any; make the Company's representatives available for discussion of such document and make such changes in such document (other than any exhibits thereto) prior to the filing thereof as counsel for such underwriters may reasonably request.

                                   (iv) Each Holder of Registrable Securities
                     agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (K) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (K) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Section 6(b) and 6(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(j)(iii)(C)(6) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (K) hereof or the Advice.

                              (k) Indemnification.

                                   (i) If any Registrable Securities are
registered or qualified for sale under the Securities Act pursuant to the provisions of Section 6(b) or 6(c) hereof, the Company shall indemnify and hold harmless each Holder thereby offering such Registrable Securities for sale (a "Seller"), and each underwriter of such Registrable Securities, and each other person, if any, who controls any such Seller or underwriter within the meaning of the Securities Act, to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) joint or several, to which such Seller or underwriter or controlling person may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), as incurred, arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company or any of its employees or agents of any rule or regulation under applicable securities laws or other laws applicable to the Company, or (D) any action or inaction by the Company in connection with any such registration or qualification of Registrable Securities as contemplated hereby; and the Company shall reimburse each such Seller, underwriter, and each such controlling person for all reasonable out-of-pocket costs (including reasonable out-of-pocket costs of preparation and reasonable attorneys' fees) and other expenses reasonably incurred by such Seller or underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto (i) in reliance upon and in conformity with written information relating to such Seller or underwriter or controlling person furnished to the Company by any Seller or underwriter or controlling person specifically and expressly for use in the preparation thereof; or (ii) if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the Seller, underwriter or controlling person thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability after the Company has furnished such holder with a sufficient number of copies of the same.

                                   (ii) If any Registrable Securities are
registered or qualified for sale under the Securities Act pursuant to the provisions of Section 6(b) or 6(c) hereof, each Seller agrees severally, and not jointly, to indemnify and hold harmless the Company, each other Seller, each person who controls the Company or any other Seller within the meaning of the Securities Act, and each officer and director of such controlling persons from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information relating to such Seller furnished to the Company by such Seller or controlling person specifically for use in connection with the preparation thereof or arise out of or are based upon any violation by such Seller of any rule or regulation under the Securities Act, and shall reimburse the Company, such controlling person of the

Company and each such officer or director of such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. In no event shall the liability of a Seller of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                                   (iii) Promptly after receipt by a person
entitled to indemnification under this Section 6(k) (an "indemnified party") of notice of the commencement of any action, claim or proceeding as to which indemnity may be sought hereunder, such indemnified party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action, claim or proceeding, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than pursuant to the provisions of this Section 6(k) and shall also not relieve the indemnifying party of its obligations under this Section 6(k) except to the extent that the omission results in a failure of actual timely-notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give timely notice. In case any such action, claim or proceeding is brought against an indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action, claim or proceeding. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but, if the indemnifying party has assumed the defense thereof, the fees and expenses of such counsel shall be the expenses of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses; or (b) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party; or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or an Affiliate of the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such Affiliate (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). The indemnifying party shall not be liable for any settlement of any such action, claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending action, claim or proceeding in respect of which any indemnified party is a party and is entitled to indemnity hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter thereof.

                                    (iv) If for any reason the
indemnification provided for in this Section 6(k) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by this
Section 6(k), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability, cost or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities, costs and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or action, claim or proceeding.

                                   The parties hereto agree that it would not
be just and equitable if contribution pursuant to this Section 6(K)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this
Section 6(K)(iv), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the proceeds received by such Holder with respect to the sale of any Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    7. Transfers of Management Shares.

                              (a) Certain Definitions. The terms defined
below shall have the following meanings when used in this Section 7:

                                   (i) "Acquisition" shall mean the purchase
                     of all the issued and outstanding shares of Hamilton Test Systems, Inc. ("HTS") by Hamilton Acquisition Corp. ("Acquisition Corp."), a wholly owned subsidiary of the Company, and the subsequent merger of Acquisition Corp., with and into HTS.

                                   (ii) "Applicable Closing Date" shall mean
                     (A) with respect to Shares or Options acquired by a Management Stockholder prior to the date hereof (including Shares hereafter acquired upon the exercise of such Options), the Initial Closing Date, and (B) with respect to Shares or Options acquired by a Management Stockholder after the date hereof, the Closing Date.

                                   (iii) "Cause", when used in connection
                     with the termination of a Management Stockholder's employment with Holdings, means the Management Stockholder (A) shall have willfully failed to perform any of his material obligations or shall have demonstrated willful misconduct in the performance of his duties to the Company or shall have willfully failed to follow the instructions of the Board and shall have failed to cure such failure within thirty (30) days after receiving written notice thereof from the Board; or (B) shall have consistently performed his duties to the Company in a negligent fashion; or (C) shall have committed any act of fraud, theft or dishonesty against the Company; or (D) the Employee shall be convicted of (or plead nolo contendere to) any felony, fraud or embezzlement.

                                   (iv) "Closing Date" means the date of this
                     Agreement.

                                   (V) "Holdings" means the Company and all
                     other entities in which the Company from time to time owns, directly or indirectly, 50% or more of the stock or assets.

                                   (vi) "Initial Closing Date" means December
                     21, 1990.

                              (b) Restrictions on Transfer. No Management
Stockholder shall effect a transfer of any Shares or Options prior to the third anniversary of the Applicable Closing Date other than (i) pursuant to
Section 7(c) in connection with the Purchase Option (as hereinafter defined),
(ii) pursuant to Section 4, (iii) pursuant to Section 7(c) in connection with a merger, consolidation, sale of assets, sale of stock or similar business combination transaction approved by the Board of Directors and stockholders of the Company, (iv) in connection with a

Public Offering in which the Management Stockholder is entitled to participate pursuant to Section 6 hereof or (v) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the nonemployee members of the Company's Board of Directors). In exercising the consent and approval provided for in clause (v), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on transfer as it deems appropriate in its sole discretion, including but not limited to requirements that the transferee be an employee of Holdings and that the transferee purchase the Management Stockholder's Shares as a "Management Stockholder" subject to the restrictions of this Section 7. In the event any transfer is authorized pursuant to clause (v) to an employee of Holdings as a "Management Stockholder," such employee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such employee shall agree to be bound by such terms and conditions hereof, and such other provisions as the Company may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. The foregoing provisions of this Section shall not preclude a transfer of any Shares or Options by a Management Stockholder by will or the laws of descent and distribution on account of the death of such Management Stockholder; provided, however, that the executors, administrators, heirs and transferees of such Management Stockholder shall agree in writing to be subject to and bound by all of the terms and conditions hereof, including without limitation
Section 7 hereof; and provided further, upon the death of any Management Stockholder after the third anniversary of the Applicable Closing Date hereof, such Stockholder's Shares or Options that are transferred by will or the laws of descent and distribution shall no longer be subject to the provisions of this Section 7. Any purported transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company; Provided, however, following the third anniversary of the Applicable Closing Date, the restrictions on transfer contained in this Section 7 shall be of no further force and effect.

                    (c) Purchase Option.

                         (i) General Terms. In the event that prior to the
                     third anniversary of the Applicable Closing Date, any Management Stockholder shall cease to be employed by Holdings for any reason (including, without limitation, death, disability, resignation or termination by the Company with or without Cause), other than by reason of a leave of absence approved by the Company, such Management Stockholder (or his heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination of employment, and the Company, or if the Company is prohibited by law or has insufficient funds to effect such repurchase, each of the other Stockholders, shall have the right and option at any time within 60 days after the later of the effective date of such termination of employment (the "Termination Date") or the date on which the Company receives such notice, to purchase from such Management Stockholder, or his heirs, executors, administrators, transferees, successors or assigns, as the case may be, (i) any or all of the Shares or Options then owned by such Management Stockholder at a purchase price equal to the Option Purchase Price (as hereinafter defined) and/or
                     (ii) any or all of the outstanding principal amount of the Subordinated Notes then owned by such Management Stockholder at face value plus accrued interest. If, pursuant to the immediately preceding sentence' the Company is unable to purchase Shares or Options, the Company shall give prompt notice to the other Stockholders of the availability of such Shares or Options for purchase in accordance with this Section
                     (c)(i). If, in accordance with the first sentence of this Section (c)(1), the other Stockholders elect to purchase more Shares or Options than the amount of Shares or Options such Management Stockholder owns, the Stockholders so electing shall purchase the Shares and/or Options pro rata in accordance with the number of Shares owned by such Stockholders. The Company may give notice to the terminated Management Stockholder of its intention to purchase such Shares or Options at any time not later than 60 days after the later of the Termination Date or the date on which the

                     Company receives such notice of such termination. (The right of the Company or the other Stockholders, as applicable, set forth in this Section 7(c) to purchase a terminated Management Stockholder's Shares or Options is hereinafter collectively referred to as the "Purchase Option".) A Stockholder's agreement to assume such obligation will relieve the Company of its obligations under Section 7(c)(i)(C) with regard to the particular Management Stockholder and such Management Stockholder shall have no recourse against the Company under Section 7(c)(i)(C).

                                   (A) Exercise of Purchase Option. The
                     Purchase Option shall be exercised by written notice to such Management Stockholder (or his heirs, executors, administrators, transferees, successors or assigns) signed by an officer of the Company on behalf of the Company or the Stockholders, as applicable, and shall set forth the number of Shares or Options desired to be purchased. Such notice shall set forth a time and place of closing no earlier than 10 days and no later than 30 days after the date of notice is sent. At such closing, the seller shall deliver certificates evidencing the number of Shares or Options to be purchased by each buyer, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer with the signature guaranteed by a member firm of the New York Stock Exchange, Inc. or a commercial bank or trust company organized under the laws of the United States or any state thereof, and any other documents that are necessary to transfer to the buyer good title to the Shares or Options to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, buyer(s) shall deliver to the seller the full amount of the Option Purchase Price for such Shares or Options in cash by certified or bank cashier's check.

                                   B) Option Purchase Price. Subject to
                     Section 7(c)(i)(D) below, the "Option Purchase Price" for (i) Shares to be purchased from a Management Stockholder pursuant to the

                     Purchase Option (such number of Shares, the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Stockholder and (ii) Options to be purchased from a Management Stockholder shall be equal to the Option Purchase Price applicable to the underlying shares of Common Stock (in accordance with (i) above) less the exercise price of such Options:



If the Shares Were Acquired by the
Management Stockholder Prior to the
Closing Date and the Terminate                             Option
Termination Date Occurs:                               Purchase Price
-------------------------------------------          -------------------

On or prior to the second anniversary        Adjusted Cost Price multiplied by
of the initial Closing Date                  66-2/3% of the Purchase Number, plus
                                             Adjusted Book Value Price multiplied
                                             by 33-1/3% of the Purchase Number

After the second anniversary of the          Adjusted Cost Price multiplied by
Initial Closing Date, and on or prior        33-1/3% of the Purchase Number, plus
to the third anniversary of the              Adjusted Book Value Price multiplied
Initial Closing Date                         by 66-2/3% of the Purchase Number

If the Shares Were Acquired by the
Management Stakeholder on or after
the Closing Date and the Termination                        Option
Date Occurs:                                            Purchase Price
-------------------------------------------          -------------------

On or prior to the first anniversary         Adjusted Cost Price multiplied by
of the closing Date                          100% of the Purchase Number

After the first anniversary of the           Adjusted Cost Price multiplied by
Closing Date, and on or prior to the         66-2/3% of the Purchase Number, plus
second anniversary of the Closing            Adjusted Book Value Price multiplied
Date                                         by 33-1/3% of the Purchase Number



After the second anniversary of the          Adjusted Cost Price multiplied by
Initial Closing Date, and on or prior        33-1/3% of the Purchase Number, plus
to the third anniversary of the              Adjusted Book Value Price multiplied
Initial Closing Date                         by 66-2/3% of the Purchase Number



                                   As used herein, "Adjusted Cost Price" for
                     each Share means the lesser of (i) the original purchase price per Share (adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock) and (ii) the "Adjusted Book Value Price" for each Share; "Adjusted Book Value Price" for each Share means the consolidated net worth of the Company per common share (adjusted to reflect the pro forma exercise in full of any dilutive securities) reflected in the Company's audited consolidated financial statements as of the end of the fiscal year next preceding the Termination Date; provided, however, that for purposes of determining such price there shall be restored to the net worth as reflected on such audited financial statements (a) the effects of amortization of the excess of cost over net assets of businesses acquired recorded as intangible assets (but excluding goodwill) and deferred charges resulting from purchase accounting adjustments pursuant to Accounting Principles
                     Board Opinion Nos. 16 and 17 resulting from the Acquisition (but only to the extent of the incremental amount by which such intangible assets and deferred charges exceed the intangible assets and deferred charges that existed on the books of HTS immediately prior to the Acquisition), (b) the depreciation charges resulting from the revaluation of HTS' assets to current fair market value in connection with the Acquisition (but only to the extent of the incremental amount by which such depreciation charges exceed the depreciation charges that existed on the books of HTS immediately prior to the Acquisition), and (c) the effects of amortization of the excess of cost over net assets of businesses acquired recorded as goodwill resulting from purchase accounting adjustments pursuant to Accounting Principles

                     Board Opinion Nos. 16 and 17 resulting from the Acquisition; and provided, further, that at any time after the Company has effected a Public Offering of its Common Stock, then the "Adjusted Book Value Price n shall equal the average of the last reported prices for which Common Stock was sold prior to the close of business on each of the last ten business days prior to the Termination Date.

                                   (C) Adjustments to Option Purchase Price.
                     If the Company or another Stockholder, as applicable, exercises the Purchase Option with respect to any or all of the Shares or Options of any Management Stockholder whose employment with the Company was terminated by the Company without Cause (the "Called Shares H), and if within six months after the closing pursuant to such exercise of the Purchase Option by the Company or such other Stockholder

                                   (1) the Company is merged into,
                     consolidated with or otherwise combined with or acquired by another person or entity, or there is a liquidation of the Company, or there is a Public Offering (a "Subsequent Offering") of the Company's Common Stock pursuant to an effective Registration Statement under the Securities Act in which other Management Stockholders participate as selling stockholders (other than (1) a registration statement on Form S-8 or any successor forms or any other registration statement relating to a special offering to Holdings' employees or
                     (2) a registration statement relating to a Unit Offering (as hereinafter defined)); and

                                   (2) the per share consideration received
                     by the stockholders of the Company in such transaction, or the per share net Proceeds received for the Company's Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Shares of such terminated Management Stockholder purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent Offering) exceed the Adjusted Book Value Price used in calculating the Option Purchase Price pursuant to the exercise of the Purchase Option, then such Management Stockholder shall be entitled to receive from the Company or the other Stockholder, as applicable, an amount per share equal to such excess multiplied by the applicable Adjusted Book Value Price percentage within 30 days after the closing of any such transaction or Subsequent Offering; provided, however, that in the case of a Subsequent Offering in which such Management Stockholder would have been entitled to sell fewer than the number of shares equal to the Purchase Number multiplied by the applicable Adjusted Book Value Price percentage based upon the rights and restrictions in Section 6 hereof, the amount of any payment under this provision shall be proportionately reduced to reflect the number of shares the Management Stockholder would have been entitled to sell in the Subsequent Offering.

          As used herein, a "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than 10% of the gross proceeds received for the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

                                   (D) Sale in Public Offering. Nothing
                     herein shall prevent any Management Stockholder from selling Shares or Options in any Public Offering to which the provisions of Section 6 are applicable; provided, however, that (i) if less than all of such Management Stockholder's Shares are sold in such offering, for purposes of any subsequent calculation hereunder of the Option Purchase Price, the Option Purchase Price for Shares shall equal: (a) the Adjusted Cost Price multiplied by the product of the applicable Adjusted Cost Price percentage and the Adjusted Purchase Number (as defined below), plus (b) the Adjusted Book Value Price multiplied by the product of the applicable Adjusted Book Value Price percentage and the Adjusted Purchase Number, less (c) the product of the Publicly-Sold Stock (as defined below) and the Adjusted Book Value Price, where: (x) "Publicly-Sold Stock" means the total number of shares of Stock previously sold by the respective Management Stockholder in a Public Offering, (y) "Adjusted Purchase Number" means the sum of the Purchase Number and the Publicly-Sold Stock, and (z) the Option Purchase Price at all times shall equal or exceed the product of the Adjusted Cost Price and the Purchase Number; and (ii) this section shall continue to apply in accordance with its terms to all Shares not sold in any such Public Offering.

                                   (E) In the event that the Company does not
                     agree to purchase any Shares or Options pursuant to this
                     Section 7(c) within the 60-day period set forth in subsection (i), such Shares or Options shall then be offered to the other Stockholders pursuant to the terms and provisions of Section 2 hereof.

                              (ii) Company's First Refusal Right. In the
                     event that, prior to the third anniversary of the date hereof, (x) a Management Stockholder is no longer employed by Holdings; (y) the Company or another Stockholder, as applicable, has declined to exercise the Purchase Option with respect to any of such Management Stockholder's Shares or Options; and (z) the Management Stockholder thereafter proposes to sell any or all of such Shares to a third party in a bona fide transaction, the Management Stockholder may not transfer such Shares without first offering to sell them to the Company and the other Stockholders pursuant to this Section 7(b).

          The Management Stockholder shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Shares or Options being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed transfer. Upon receipt of the Sale Notice, the Company, or if the Company is prohibited by law or has insufficient funds to elect such purchase, the other Stockholders, shall have the right and option to purchase all, but not less than all, of the

Shares or Options being offered at the price and on the terms of the proposed transfer set forth in the Sale Notice; provided, however, that if the Company is unable to purchase Shares or Options hereby, it shall give prompt notice of such fact to the other Stockholders; and provided, further, if, in accordance with this sentence, the other Stockholders elect to purchase more Shares or Options than the amount of Shares or Options such Management Stockholder owns, the Stockholders so electing shall purchase the Shares and/or Options pro rata in accordance with the number of Shares owned by such Stockholders. Within 30 days after receipt of the Sale Notice, the Company or the other Stockholders, as applicable, shall notify such Management Stockholder whether or not it wishes to purchase all the offered Shares or Options .

          If the Company or the other Stockholders, as applicable, elect to purchase all the offered Shares or Options, the closing of the purchase and sale of such Shares or Options shall be held at the place and on the date established by the Company or the other Stockholders, as applicable, in its notice to the Management Stockholder in response to the Sale Notice, which in no event shall be less than 10 or more than 30 days from the date of such notice. In the event that the Company or the other Stockholders, as applicable, do not elect to purchase all the offered Shares or Options, the Management Stockholder may, subject to the other provisions of this Agreement, transfer the offered Shares or Options to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company or the other Stockholders, as applicable, could have elected to purchase the offered securities. Any such securities not transferred within such 180-day period will be subject to the provisions of this Section 7(c)(ii) upon subsequent transfer.

                    (d) Involuntary Transfers. In the event that the Shares or Options owned by any Management Stockholder shall be subject to sale or other transfer (the date of such sale or transfer shall hereinafter be referred to as the "Transfer Date") prior to the third anniversary of the Applicable Closing Date by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or

(ii) distraint, levy, execution or other involuntary transfer, then such Management Stockholder shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Shares or Options are proposed to be transferred, and the number of Shares or Options to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed transfer, the Company, or if the Company is prohibited by law or has insufficient funds to elect such purchase, the other Stockholders, shall have the right and option to purchase all, but not less than all of such Shares or Options which right shall be exercised by written notice given by the Company or other Stockholders, as applicable, to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed transfer; provided, however, that if the Company is unable to purchase Shares or Options hereby, it shall give prompt notice of such fact to the other Stockholders; and provided, further, if, in accordance with this sentence, the other Stockholders elect to purchase more Shares or Options than the amount such Management Stockholder owns, the Stockholders so electing shall purchase the Shares or Options pro rata in accordance with the number of Shares owned by such Stockholders. Any purchase pursuant to this Section 7(d) shall be at the price and on the terms applicable to such proposed transfer. If the nature of the event giving rise to such involuntary transfer is such that no readily determinable consideration is to be paid for the transfer of the Shares or Options, the price to be paid by the Company or the other Stockholders, as applicable, shall be the Option Purchase Price that would have been applicable hereunder had the Management incurred a Termination Date as of the date of such proposed transfer for the Shares. The closing of the purchase and sale of Shares or Options shall be held at the place and the date to be established by the Company or the other Stockholders, as applicable, which in no event shall be less than 10 or more than 30 days from the date on which the Company or the other Stockholders, as applicable, give notice of its election to purchase Shares or Options. At such closing, the Management Stockholder shall deliver certificates evidencing the number of shares of Stock to be purchased by the Company or the other Stockholders, as applicable, accompanied by stock or bond powers, as the case may be, duly endorsed in blank or duly

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

executed instruments of transfer, in either case with the signature guaranteed by a member firm of the New York Stock Exchange, Inc. or a commercial bank or trust company organized under the laws of the United States or any state thereof, and any other documents that are necessary to transfer to the Company or the other Stockholders, as applicable, good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company or the other Stockholders, as applicable, shall deliver to the Management Stockholder the full amount of the purchase price for such securities in cash by certified or bank cashier's check.

                    (e) Rights Granted Not to Affect Employment. Neither this Agreement nor the rights granted to any Management Stockholder hereunder shall confer, or be construed to confer, upon any Management Stockholder any right to continue in the employment of the Company or any of its subsidiaries.

          8. Purchase Rights.

          If the Company proposes to issue or sell any shares of its Common Stock or Common Stock Equivalents (as hereinafter defined), the Company shall, not later than fifteen (15) business days prior to the consummation of such transaction, notify in writing each Stockholder of such transaction. Such notice shall describe the proposed sale or issuance, identify the proposed purchaser, and contain an offer to each Stockholder to sell to such Stockholder, at the same price and for the same consideration to be paid by the proposed purchaser, such Stockholder's pro rata portion (which shall be such Stockholder's percentage ownership of the Common Stock outstanding on a fully diluted basis) of the Common Stock or Common Stock Equivalents to be issued or sold. If any Stockholder to which an offer was required to be made pursuant to the preceding sentence fails to accept such offer within fifteen
(15) business days after its receipt thereof, the Company may proceed for a period of 90 days with such proposed issuance or sale of the securities offered to such Stockholder, free of any right on the part of such Stockholder under this Section 8 in respect thereof.

          This Section 8 shall not apply to: (A) grants of employee stock options or stock purchase rights; (B) sales

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

or issuances of Common Stock or Common Stock Equivalents pursuant to the Warrant Agreement or upon exercise of employee stock options, employee stock purchase rights, the Warrants, the Initial Option or the Additional Option or any conversion of Class A Common Stock or Class B Common Stock into the other class of Common Stock; (C) securities sold pursuant to a Public Offering; (D) securities distributed ratably to all holders of Common Stock and Common Stock Equivalents on a per share equivalent basis (which shall be such Stockholders' percentage of the Common Stock outstanding on a fully diluted basis) or (E) issuances pursuant to Section 19 hereof.

          "Common Stock Equivalents" shall mean rights, warrants, options, convertible securities, exchangeable securities, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, common stock of the Company and securities convertible or exchangeable into common stock of the Company, whether at the time of issuance, upon the passage of time, or upon the occurrence of some future event.

          9. Put Rights. Without the prior written consent of the holders of 70% of the Voting Shares (which holders shall include (i) CVP so long as it continues to own not less than 80% of the Shares owned by it on the date hereof and (ii) Apollo so long as it continues to own not less than 80% of the Shares owned by it on the date hereof), the holders of Warrants and Warrant Shares shall not be entitled to require that the Company purchase, and the Company shall not purchase any Warrants or Warrant Shares described in a Put Notice delivered pursuant to Section 9 of the Warrant Agreement; provided, however, that this Section shall not be construed to prevent holders of Warrants or Warrant Shares from delivering a Put Notice (as defined in Section 9 of the Warrant Agreement) or to prevent the occurrence of a Warrant Registration Event or in any way limit the registration rights hereunder of the holders of any Warrants or Warrant Shares following the occurrence of a Warrant Registration Event.

          10. Financial Information. The Company agrees to provide to each Stockholder all financial information that is required to be delivered by the Company pursuant to the Credit Agreement. Unless otherwise required by applicable law, each Stockholder shall, at all times, keep confidential and not divulge, furnish or make accessible to anyone (other than to its attorneys, accountants and investment advisors,

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

on a confidential basis, and any prospective Permitted Transferee who is not a direct competitor of the Company or any of its subsidiaries, as long as such Transferee agrees to be subject to a confidentiality agreement reasonably acceptable to the Company) such financial information to the extent not already generally known to the public. In the event that the Credit Agreement is terminated for any reason, the Company shall provide to each Stockholder financial information similar to that required by the Credit Agreement at the same times, to the extent practicable, as that required by the Credit Agreement.

          11. Regulatory Matters.

                    (a) Regulatory Compliance Cooperation.

                         (i) If a Stockholder determines that it has a
Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Stockholder (x) to effectuate and facilitate any transfer by such Stockholder of any Securities (as defined below) of the Company then held by such Stockholder to any person designated by such Stockholder, (y) to permit such Stockholder (or any Affiliate of such Stockholder) to exchange all or any portion of the voting Securities then held by such person on a share-for-share basis for shares of a class of nonvoting Securities of the Company, which nonvoting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be nonvoting and shall be convertible into voting Securities on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing, and (z) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in this Stockholders' Agreement and with respect to such Stockholder's ownership of the Company's voting Securities. Such actions may include, without limitation, (x) entering into such additional agreements as are reasonably requested by such Stockholder to permit any Person(s) designated by such Stockholder to exercise any voting power which is relinquished by such Stockholder upon any exchange of voting Securities for nonvoting Securities of the Company and (y) entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by such Stockholder in order to effectuate the intent of the foregoing. Each Stockholder agrees to cooperate with the Company in complying with this Section ll(a), including, without limitation, voting to approve amending the Company's Certificate of Incorporation in a manner reasonably requested by the Stockholder requesting such amendment.

                         (ii) If a purchaser has the right or opportunity to
acquire any of the Company's Securities from the Company, any Stockholder or any other person (as the result of a preemptive offer, pro-rata offer or otherwise), at such Stockholder's request the Company will offer to sell (or if the Company is not the seller, to cooperate with the seller and such Stockholder to permit such seller to sell) such non-voting Securities on the same terms as would have existed had such Stockholder acquired the Securities so offered and immediately requested their exchange for nonvoting Securities pursuant to paragraph (i) above.

                         (iii) Before the Company redeems, purchases or
otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any Securities, the Company shall give written notice of such pending action to each Stockholder. Upon the written request of any Stockholder made within 10 days after its receipt of any such notice stating that after giving effect to such action such Stockholder would have a Voting Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 30 days after such Stockholder's receipt of the Company's original notice) as such Stockholder requests to permit it and its Affiliates to reduce the quantity of the Company's Securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Stockholder would be required to take any voting Securities, or any Securities convertible into, or exchangeable or exercisable for, voting Securities, which might reasonably be expected to cause such Purchaser to have a Voting Regulatory Problem.

                         (iv) In the event that any subsidiary of the Company
ever offers to sell any of its Securities, then the Company will cause such subsidiary to enter into agreements with each Stockholder substantially similar to this Section 11.

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

                    (b) Covenant Not to Amend. The Company and each Stockholder agree not to amend or waive the voting or other provisions of this Agreement or the Company's certificate of incorporation if such amendment or waiver would cause any Stockholder to have a Voting Regulatory Problem, provided that any such Stockholder notifies the Company that it would have a Voting Regulatory Problem promptly after it has notice of such proposed amendment or waiver.

                    (c) Certain Definitions. As used in this  Section 11:

                                   "Regulatory Problem" means (i) any set of
                     facts or circumstances wherein it has been asserted by any governmental regulatory agency (or a Stockholder believes that there is a substantial risk of such assertion) that such Stockholder is not entitled to hold, or exercise any significant right with respect to, the Securities or (ii) a Voting Regulatory Problem.

                                   "Securities" means with respect to any
                     Person, such Person's capital stock or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

                                   "Votinq Regulatory Problem" shall exist
                     when a Person and such Person's affiliates would own, control or have power over a greater quantity of Securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority.

          12. Voting Shares.

                    (a) Whenever this Agreement requires the consent of a specified percentage of Voting Shares, each Stockholder shall be entitled to one vote per Voting Share, provided that the holders of Non-Voting Shares shall not have any right to vote such Shares and Apollo (or its express assignee, but not necessarily its Permitted Transferees) shall be entitled to a number of extra votes equal to the number of Non-Voting Shares.

                    To determine whether such specified percentage was obtained, the number of votes cast shall be divided by the total number of Voting Shares. (For example, if the number of votes cast equals 51 and the number of Voting Shares equals 100, then the consent of 51% of the Voting Shares shall be deemed to have been obtained.)

                    (b) As used in this Agreement, the following terms shall have the meanings set forth below:

          "Conversion Event" shall have the meaning set forth in the Certificate of Incorporation of the Company.

          "CVP Shares" on any date means all Shares outstanding on such date that are held by CVP or its Affiliates; provided that such Shares shall cease to be CVP Shares immediately upon their transfer pursuant to a Conversion Event.

          "CVP Voting Shares" on any date means the lesser of (a) the number of Voting Shares outstanding on such date, multiplied by the Legally Permitted Percentage and (b) the number of CVP Shares outstanding on such date.

          "Legally Permitted Percentage" means 4.99%, or such greater or lesser percentage that CVP reasonably determines (and notifies the Company) would result in the maximum number of CVP Voting Shares held by all holders thereof to equal the maximum number of CVP Voting Shares that CVP and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to CVP or its Affiliates.

          "Non-Manaqement Voting Shares: means all Voting Shares other than Voting Shares owned by Management Stockholders on the date hereof.

          "Non-Votinq Shares" on any date means the total number of CVP Shares outstanding on such date minus the total number of CVP Voting Shares outstanding on such date.

          "Voting Shares" on any date means, solely for purposes of this Agreement, all Shares outstanding on such date held by a Stockholder and all Shares issuable to any Stockholder upon the exercise of any Options; provided that Voting Shares shall exclude any Shares issued or issuable upon exercise of the Warrants.

          13. Share and Warrant Certificates.

                    (a) Restrictive Endorsement. Each certificate representing the Shares or Warrants now or hereafter held by a Stockholder subject to this Agreement shall be stamped with a legend in substantially the following form:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF APRIL 10, 1992, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASERS ON REQUEST. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT."

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

Each Stockholder agrees that he will deliver all certificates for Shares, Options or Warrants owned by him to the Company for the purpose of affixing such legend thereto.

                    (b) Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Shares, Options or Warrants issued hereunder and of a bond or other indemnity reasonably satisfactory to the Company and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate; provided, however, that a Stockholder shall not be required to post any bond (but such Stockholder may be required to enter into an indemnity agreement reasonably satisfactory to the Company) if such Stockholder certifies that a Share, Option or Warrant has been lost, destroyed or wrongfully taken and demands that the Company issue and, if applicable, the transfer agent countersign a replacement certificate.

          14. Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          15. Arbitration. Any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof, shall be determined and settled by arbitration in New York, New York, by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules then obtaining of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrators and the reasons for such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

          16. Compliance with Securities Laws. Each Stockholder hereby acknowledges and agrees that the Shares, Options and Warrants have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Notwithstanding anything to the contrary contained herein, the Company may require, as a condition precedent to any transfer of Shares, Options or Warrants permitted hereby, the delivery by the transferor of an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer is permitted under the Securities Act and any applicable state securities laws.

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

          17. Irrevocable Proxy.

                    (a) Each Management Stockholder hereby appoints and constitutes Chester C. Davenport as his attorney-in-fact, with full power of substitution and with full power and authority to:

                         (i) vote all Voting Shares owned by such Management Stockholder, either in person or by proxy at any stockholders' meeting, or by any written consent, in whatever manner such attorney-in-fact, in his sole discretion, deems appropriate (and, in any event, in any manner required by this Agreement); and

                         (ii) vote all such Voting Shares held by such Management Stockholder to approve or disapprove of any action, consent, amendment or waiver presented for consideration of the Stockholders pursuant to this Agreement or otherwise.

Each Management Stockholder ratifies and approves all acts of any such attorney-in-fact taken in good faith. No such attorney-in-fact shall be liable for any acts or omissions nor for any error in judgment or mistake of fact or law; provided, that each attorney-in-fact will be liable for any such act, omission, error or mistake to the extent resulting from his own actions taken in bad faith. This power, being coupled with an interest, is irrevocable; provided, however, this power shall terminate and be of no further force or effect following a Change of Control Event.

          18. Call of Senior Subordinated Notes. Without the consent of the Apollo Investor, the Company agrees not to redeem any of the Senior Subordinated Notes pursuant to the Indenture prior to the third anniversary of the date hereof.

          19. Additional Share Issuance to New Investors. If, pursuant to
Section 4(e) of the Warrant Agreement, the Company shall issue additional Warrants (the "Additional Warrants"), the Company shall, concurrently with such issuance, at the option of any New Investor, sell, issue and deliver to such New Investor, at a purchase price of $.01 per share, such additional number of shares of Class B Common Stock (the "Additional Shares") necessary to cause the number of New Investor Shares and Additional Shares owned by such New Investor to equal (after giving effect to the issuance of the Additional Warrants and the Additional Shares) the same percentage of the then outstanding fullydiluted shares of Common Stock as the New Investor Shares owned by such New Investor equal to the number of fully diluted shares of Common Stock outstanding immediately prior to the issuances of the Additional Warrants and the Additional Shares. The Company and NMB agree that
Section 4(e) of the Warrant Agreement shall, subject to the terms thereof, be interpreted to provide NMB with an additional 3% of the fully-diluted shares of Common Stock outstanding after giving effect to the issuance of the Additional Warrants and the Additional Shares.

          20. Miscellaneous.

                    (a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery: (i) in the case of the Company, to Envirotest Systems Corp., c/o Georgetown Partners, 6903 Rockledge Drive, Suite 214, Bethesda, MD, 20817 (Attention: Chester Davenport) and (ii) in the case of any Stockholder, to the address of the party appearing under his name on the Schedule of Stockholders attached hereto (or to such other address as may be designated by such party). Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                    (b) Amendment. The provisions of this Agreement may be amended by the approval of the holders of at least 90% of the Voting Shares. Notwithstanding the foregoing, (i) the amendment or waiver of Section 11 shall also require the consent of CVP, ECC, NMB and Skopbank; (ii) the prior written consent of NMB shall be required with respect to any amendment to any Section of this Agreement (other than Section 5) to the extent that the rights of NMB or Skopbank as a holder of Warrants or Warrant Shares would be adversely affected; (iii) the provisions of Section 9 may be amended or waived only by the approval of the holders required to consent to action thereunder; and (iv) the amendment or waiver of any provision hereof with respect to a matter that relates to the rights of a particular Stockholder but not all Stockholders generally (including, without limitation, the provisions relating to a Stockholder's Director Rights or Representative Rights) shall not be amended without such Stockholder's written consent. Notwithstanding the foregoing, no consent of any Stockholder shall be required in connection with any amendment hereof to add any person or entity as a Stockholder.

                    (c) Termination. Sections 1, 2, 3, 4, 5, 7, 8, 10, 15, 17
and 18 of this Agreement shall terminate on the earlier to occur of (i) ten
(10) years from the date hereof or (ii) the registration of any of the Company's equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any similar form which is a successor to any of said Forms). Section 9 hereof shall terminate twelve (12) years from the date hereof.

                    (d) Waiver. No failure or delay on the part of the Stockholders or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Stockholders or any of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholders or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

                    (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                    (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    (g) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders, and their respective executors, administrators and personal representatives and heirs and assigns. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

                    (h) Entire Agreement. This Agreement (and, with respect to the Warrants, the Warrant Agreements) contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings, including, without limitation, the Prior Stockholders' Agreement.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                   ENVIROTEST SYSTEMS CORP.

                                   By: /s/ Chester C. Davenport
                                       ------------------------------
                                       Name: Chester C. Davenport



                                   GEORGETOWN PARTNERS LIMITED PARTNERSHIP


                                   By: /s/ DHE Partners
                                       ------------------------------



                                   By: ROCKSPRING MANAGEMENT
                                       GENERAL PARTNER


                                   By: /s/ Chester C. Davenport
                                       ------------------------------
                                       Name: Chester C. Davenport
                                       General Partner

                                   APOLLO INVESTMENT FUND, L.P.

                                   By: APOLLO ADVISORY, L.P.

                                   By: APOLLO CAPITAL MANAGEMENT, INC.
                                       its General Partner


                                   By: /s/ David B. Kaplan
                                       ------------------------------
                                       Name:  David B. Kaplan
                                       Title:



                                   CHEMICAL EQUITY ASSOCIATES

                                   By: CHEMICAL VENTURE PARTNERS,
                                       its General Partner

                                       /s/ Arnold S. Chavkin
                                       ------------------------------
                                       Name:  Arnold S. Chavkin
                                       Title:



                                   EQUICO CAPITAL CORPORATION

                                   By: /s/ Cleveland Christophe
                                       ------------------------------
                                       Name:  Cleveland Christophe
                                       Title: Vice President



                                   AMOCO VENTURE CAPITAL COMPANY

                                   By: /s/ John W. Doerer
                                       ------------------------------
                                       Name:  John W. Doerer
                                       General Partner

                                       UNC VENTURES II, L.P.

                                       By: /s/ Edward Dugger II
                                           --------------------------
                                           Name: Edward Dugger II
                                           Title: General Partner



                                       MESBIC VENTURES, INC.

                                       By: [Illegible]
                                           --------------------------
                                           Name:
                                           Title:


                                       GMITROL LTD.

                                       By: /s/ Wayne J. Mikelson
                                           --------------------------
                                           Name: Wayne J. Mikelson
                                           Title: Rep.


                                       INTERNATIONAL NEDERLANDEN (U.S.)
                                         FINANCE CORPORATION

                                       By: Robert L. Reisley
                                           --------------------------
                                           Name: Robert L. Reisley
                                           Title:


                                       SKOPBANK

                                       By: [Illegible]
                                           --------------------------
                                           Name:
                                           Title:


                                       /s/ George J. Singleton
                                       ------------------------------
                                       George J. Singleton


                                       /s/ Marilyn Barkan
                                       ------------------------------
                                       Marilyn Barkan

Stockholder's Agreement
Signature Page                         /s/ Rodney Boores
                                       ------------------------------
                                       Rodney Boores

                                       /s/ Paul S. Cherepinsky
                                       ------------------------------
                                       Paul S. Cherepinsky

                                       /s/ Nicholas J. Dow
                                       ------------------------------
                                       Nicholas Dow

                                       /s/ Martin J. McFarland
                                       ------------------------------
                                       Martin J. McFarland

                                       /s/ Stephen J. Peterson
                                       ------------------------------
                                       Stephen J. Peterson

                                       /s/ Daniel Walter
                                       ------------------------------
                                       Daniel Walter

                                       /s/ Jack S. Hesse
                                       ------------------------------
                                       Jack Hesse

                                       /s/ Ronald M. Lancaster
                                       ------------------------------
                                       Ronald M. Lancaster


                                       ------------------------------
                                       Peter M. McClintock

                                       /s/ Monty M. Montgomery
                                       ------------------------------
                                       Monty M. Montgomery

                                       /s/ John R. Wallauch
                                       ------------------------------
                                       John R. Wallauch

                                       /s/ Lawrence H. Taylor
                                       ------------------------------
                                       Lawrence H. Taylor

                                       /s/ James R. Bradenburg
                                       ------------------------------
                                       James R. Bradenburg

                                       /s/ Dennis C. Palmer
                                       ------------------------------
                                       Dennis C. Palmer


                                       ------------------------------
                                       Phillip R. Brown

                                       /s/ Rajendra G. Modi
                                       ------------------------------
                                       Rajendra G. Modi

                                       /s/ John P. Barbarino
                                       ------------------------------
                                       John P. Barbarino